UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

AMG Comvest Senior Lending Fund

(Exact name of Registrant as specified in its Charter)

DELAWARE	814-01669	93-4109571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 S. Rosemary Avenue, Suite 1700 West Palm Beach, FL	33401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 727-2001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

On October 15, 2025, AMG Comvest Senior Lending Fund LL1 SPV, LLC (the “Borrower”), a Delaware limited liability company and subsidiary of AMG Comvest Senior Lending Fund, a Delaware statutory trust (the “Fund”), entered into a Fourth Amendment to that certain Loan and Servicing Agreement dated as of July 16, 2024 (the “Fourth Amendment”), by and among the Borrower, the Fund, Sumitomo Mitsui Banking Corporation, as collateral agent, administrative agent, and a lender, Webster Bank, N.A., as a lender, and Western Alliance Trust Company, N.A., as account bank, collateral custodian, and collateral administrator. The Fourth Amendment, among other things, establishes a temporary upsize to the Borrower’s $400 million credit facility, which allows the Borrower to borrow up to $445 million for a six-month period beginning on October 15, 2025.

The description above is only a summary of the Fourth Amendment and is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Fourth Amendment to Loan and Servicing Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMG COMVEST SENIOR LENDING FUND

Date: October 16, 2025	By:	/s/ Michael Altschuler
	Name:	Michael Altschuler
	Title:	Vice President

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